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                                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports, with respect to the consolidated financial statements of The Titan Corporation, dated June 10, 1998 and January 19, 1998 included in The Titan Corporation's Form S-4 Registration Statement dated June 10, 1998 and The Titan Corporation's Form 10-K/A for the year ended December 31, 1997, respectively, and to all references to our Firm included in this Registration Statement

                                   ARTHUR ANDERSEN LLP


San Diego, California
June 23, 1998